                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [X] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           BAKER HUGHES INCORPORATED
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


    Max L. Lukens                                                              [BAKER HUGHES LOGO]
    Chairman of the Board
    President & Chief Executive Officer

                                                                   July 24, 1998

Dear Stockholder:

     Baker Hughes Incorporated and Western Atlas Inc. have amended their Merger Agreement to increase the maximum exchange ratio for the merger to 2.7 shares of Baker Hughes common stock for each share of Western Atlas common stock and to eliminate the right of Western Atlas to terminate the Merger Agreement under certain circumstances if the average closing price of Baker Hughes common stock during the pricing period for the merger is less than $35.00 per share. The accompanying Supplement contains a detailed description of the amendment to the Merger Agreement and related matters, along with updates to certain of the information previously furnished.

     The Board of Directors of Baker Hughes has carefully reviewed and considered the terms and conditions of the proposed merger, as amended. The Board of Directors has received a written opinion from Merrill Lynch & Co. as to the fairness to Baker Hughes, from a financial point of view, of the exchange ratio for the merger. A copy of this opinion is attached as Appendix B to the accompanying Supplement and should be read carefully in its entirety.

     THE BOARD OF DIRECTORS OF BAKER HUGHES HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF BAKER HUGHES AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT ALL STOCKHOLDERS VOTE FOR APPROVAL OF THE ISSUANCE OF SHARES OF BAKER HUGHES COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

     The special meeting of stockholders of Baker Hughes to consider the merger will be held on Monday, August 10, 1998, at 9:00 a.m., Houston time, at the offices of Baker Hughes, 3900 Essex Lane, Suite 210, Houston, Texas. If you have already voted on the merger, you do not need to take any further action unless you wish to change your vote. If you have not voted yet, please complete, sign and date the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope, or use the toll-free telephone voting instructions on the proxy card. You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously voted.

                                            Sincerely,

                                            /s/ MAX L. LUKENS
                                            Max L. Lukens
                                            Chairman, President and Chief
                                            Executive Officer

                           BAKER HUGHES INCORPORATED
                               WESTERN ATLAS INC.

                 SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS

                            ------------------------

              SPECIAL MEETING OF                             SPECIAL MEETING OF
               STOCKHOLDERS OF                                STOCKHOLDERS OF
          BAKER HUGHES INCORPORATED                          WESTERN ATLAS INC.

                            ------------------------

                           TO BE HELD AUGUST 10, 1998
                            ------------------------

     This Supplement to Joint Proxy Statement/Prospectus (this "Supplement") relates to an Agreement and Plan of Merger dated as of May 10, 1998 (the "Original Merger Agreement"), as amended by an Amendment thereto (the "Amendment") dated as of July 22, 1998 (as so amended, the "Merger Agreement"), among Baker Hughes Incorporated ("Baker Hughes"), Baker Hughes Delaware I, Inc., a wholly owned subsidiary of Baker Hughes ("Merger Sub"), and Western Atlas Inc. ("Western Atlas"), each a Delaware corporation. The Merger Agreement provides for the merger of Merger Sub with and into Western Atlas (the "Merger"), as a result of which Western Atlas would become a wholly owned subsidiary of Baker Hughes. In the Merger, each outstanding share of common stock, par value $1.00 per share, of Western Atlas ("Western Atlas Common Stock") would be converted into the right to receive a number of shares (the "Exchange Ratio") of common stock, par value $1.00 per share, of Baker Hughes ("Baker Hughes Common Stock") ranging from 2.293 to 2.7 based on the average trading price per share of Baker Hughes Common Stock on the New York Stock Exchange, Inc. ("NYSE") during a specified period prior to the closing date of the Merger. If the Merger had occurred on July 24, 1998, the Exchange Ratio would have been 2.7. Based on current capital structures and this Exchange Ratio, stockholders of Western Atlas would have received in the Merger approximately 148.6 million shares of Baker Hughes Common Stock, which would have represented approximately 47% of the Baker Hughes Common Stock to be outstanding immediately after the Merger.

     This Supplement modifies and supersedes certain information included in the Joint Proxy Statement/ Prospectus dated July 2, 1998 of Baker Hughes and Western Atlas (the "Joint Proxy Statement/Prospectus") and should be read in conjunction with the Joint Proxy Statement/Prospectus. This Supplement is being furnished to stockholders of record on June 17, 1998 of Baker Hughes and Western Atlas in connection with the solicitation of proxies by the respective Boards of Directors of Baker Hughes and Western Atlas for use at the Special Meeting of Stockholders of Baker Hughes (the "Baker Hughes Special Meeting") and the Special Meeting of Stockholders of Western Atlas (the "Western Atlas Special Meeting" and, together with the Baker Hughes Special Meeting, the "Meetings"), or any reconvened meetings after any adjournment or postponement thereof, both scheduled to be held on August 10, 1998.

     This Supplement and the accompanying forms of proxy are first being mailed to stockholders of Baker Hughes and Western Atlas on or about July 27, 1998.

  The date of this Supplement to Joint Proxy Statement/Prospectus is July 24,
                                     1998.

                          INTRODUCTION; THE AMENDMENT

     On May 10, 1998, Baker Hughes, Merger Sub and Western Atlas entered into the Original Merger Agreement. Under the terms of the Original Merger Agreement, each share of Western Atlas Common Stock was to be converted in the Merger into the right to receive a number of shares of Baker Hughes Common Stock based on the average closing price of Baker Hughes Common Stock on the NYSE (the "Baker Hughes Share Price") during the 20 consecutive trading days ending on the fifth trading day prior to the closing date of the Merger (the "Closing Date").

     Under the Original Merger Agreement, the Exchange Ratio (i.e., the number of shares of Baker Hughes Common Stock to be received for each share of Western Atlas Common Stock) would have been 2.4 if the Baker Hughes Share Price were greater than or equal to $38.25 and less than or equal to $42.75. If the Baker Hughes Share Price were greater than or equal to $35.00 and less than $38.25, the Exchange Ratio would have adjusted to maintain the value (based on the Baker Hughes Share Price) of the Baker Hughes Common Stock issued for each share of Western Atlas Common Stock at $91.80. Similarly, if the Baker Hughes Share Price were greater than $42.75 and less than or equal to $44.75, the Exchange Ratio would have adjusted to maintain the value of the Baker Hughes Common Stock issued for each share of Western Atlas Common Stock at $102.60. If the Baker Hughes Share Price were to exceed $44.75, the Exchange Ratio would have been fixed at 2.293. If the Baker Hughes Share Price were below $35.00, the Exchange Ratio would have been fixed at 2.623, and Western Atlas would have had the option to terminate the Merger Agreement unless Baker Hughes then elected to issue additional shares of Baker Hughes Common Stock to maintain the value of the Baker Hughes Common Stock issued for each share of Western Atlas Common Stock at $91.80. See "The Merger -- The Merger" in the Joint Proxy Statement/Prospectus.

     After the execution of the Original Merger Agreement, the market price of the Baker Hughes Common Stock and the stock of certain other companies engaged in oilfield service businesses declined from the levels prevailing in April and early May 1998. See "Comparative Per Share Prices of Common Stock."

     On July 22, 1998, Baker Hughes, Merger Sub and Western Atlas entered into the Amendment. Pursuant to the Amendment, (i) Western Atlas no longer has the option to terminate the Merger Agreement based on the Baker Hughes Share Price's being less than $35.00, (ii) the Exchange Ratio continues to adjust to maintain the value (based on the Baker Hughes Share Price) of the Baker Hughes Common Stock issued for each share of Western Atlas Common Stock at $91.80 as long as the Baker Hughes Share Price is greater than or equal to $34.00 (as compared to $35.00 in the Original Merger Agreement) and less than $38.25 and (iii) if the Baker Hughes Share Price is below $34.00, the Exchange Ratio will be fixed at
2.7. All other terms of the Original Merger Agreement remain in place, unaffected by the Amendment. The Amendment is attached as Appendix A to this Supplement and is incorporated herein by reference.

     As a result of the Amendment, the calculation of the Exchange Ratio will be as follows: The Exchange Ratio will be 2.4 if the Baker Hughes Share Price is greater than or equal to $38.25 and less than or equal to $42.75. If the Baker Hughes Share Price is greater than $42.75 and less than or equal to $44.75, the Exchange Ratio adjusts to maintain the value (based on the Baker Hughes Share Price) of the Baker Hughes Common Stock issued for each share of Western Atlas Common Stock at $102.60 and is equal to that fraction, rounded to the nearest thousandth, or if there shall not be a nearest thousandth, to the next lower thousandth, equal to the quotient obtained by dividing $102.60 by the Baker Hughes Share Price. If the Baker Hughes Share Price exceeds $44.75, the Exchange Ratio is fixed at 2.293. If the Baker Hughes Share Price is greater than or equal to $34.00 and less than $38.25, the Exchange Ratio adjusts to maintain the value (based on the Baker Hughes Share Price) of the Baker Hughes Common Stock issued for each share of Western Atlas Common Stock at $91.80 and is equal to that fraction, rounded to the nearest thousandth, or if there shall not be a nearest thousandth, to the next higher thousandth, equal to the quotient obtained by dividing $91.80 by the Baker Hughes Share Price. If the Baker Hughes Share Price is less than $34.00, the Exchange Ratio is fixed at 2.7.

     If the Closing Date had occurred on July 24, 1998, the Baker Hughes Share Price would have been $32.94 and, pursuant to the Merger Agreement as amended by the Amendment, the Exchange Ratio accordingly would have been 2.7. Based upon the capitalization of Baker Hughes and Western Atlas as of July 24, 1998 and an Exchange Ratio of 2.7, stockholders of Western Atlas would have received in the Merger approximately 148.6 million shares of Baker Hughes Common Stock, which would have represented approximately 47% of the outstanding Baker Hughes Common Stock immediately after the Merger. Stockholders are advised to obtain current market quotations for the Baker Hughes Common Stock.

                                  THE MEETINGS

     At the Baker Hughes Special Meeting, stockholders of Baker Hughes will be asked to approve the issuance of shares of Baker Hughes Common Stock pursuant to the Merger Agreement (as amended by the Amendment). At the Western Atlas Special Meeting, stockholders of Western Atlas will be asked to approve and adopt the Merger Agreement (as amended by the Amendment) and the Merger.

     A new white proxy card with a blue stripe accompanies this Supplement. If a stockholder has already submitted a previously distributed white proxy card, or previously used the telephonic voting procedure set forth in the Joint Proxy Statement/Prospectus, the stockholder need not submit another proxy card or again use the telephonic voting procedure unless the stockholder wishes to change his or her vote. Any stockholder who has not yet voted or who desires to change his or her vote may use the telephonic voting procedure or may submit either the proxy card previously distributed or the proxy card that accompanies this Supplement. See "The Baker Hughes Special Meeting" and "The Western Atlas Special Meeting" in the Joint Proxy Statement/Prospectus. YOUR VOTE IS IMPORTANT. IF YOU HAVE NOT ALREADY DONE SO, PLEASE VOTE.

                   RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

BAKER HUGHES

     At a meeting held on July 22, 1998, the Board of Directors of Baker Hughes (the "Baker Hughes Board"), by unanimous vote, approved the Amendment. In reaching this decision, the Baker Hughes Board considered, among other things, reports from Baker Hughes' management, recent stock market data and a presentation of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Baker Hughes' exclusive financial advisor in connection with the Merger. At that meeting, Merrill Lynch rendered to the Baker Hughes Board its oral opinion, subsequently confirmed in writing as of July 22, 1998, that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth therein, the Exchange Ratio contemplated by the Merger Agreement (including the Amendment) was fair from a financial point of view to Baker Hughes.

     The full text of the Merrill Lynch opinion, which sets forth the assumptions made, matters considered, and qualifications and limitations on the review undertaken by Merrill Lynch, is attached as Appendix B hereto and is incorporated herein by reference. The summary of the Merrill Lynch opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. Stockholders of Baker Hughes are urged to read such opinion in its entirety. The Merrill Lynch opinion was provided to the Baker Hughes Board for its information and is directed only to the fairness from a financial point of view of the Exchange Ratio to Baker Hughes. The Merrill Lynch opinion does not address the merits of the underlying decision by Baker Hughes to engage in the Merger or to execute the Amendment and does not constitute a recommendation to Baker Hughes' stockholders as to how such stockholders should vote at the Baker Hughes Special Meeting.

     In arriving at its oral and written opinions dated July 22, 1998 and in discussing its opinions with the Baker Hughes Board, Merrill Lynch performed various analyses that were substantially similar to those described in the Joint Proxy Statement/Prospectus. See "The Merger -- Opinion of Merrill Lynch" in the Joint Proxy Statement/Prospectus.

     THE BAKER HUGHES BOARD BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, BAKER HUGHES AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE AMENDMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT BAKER HUGHES STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF BAKER HUGHES COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

     In reaching its conclusion, the Baker Hughes Board considered, among other factors:

     - The strategic rationale and factors underlying the combination of the business of Baker Hughes and Western Atlas described in "The Merger -- Reasons for the Merger -- Baker Hughes' Reasons for the Merger" in the Joint Proxy Statement/Prospectus. Among other things, the Baker Hughes Board believes the opportunity to integrate the technology and products of Baker Hughes and Western Atlas is even more compelling in a low energy price environment.

     - Continued analysis by the managements of Baker Hughes and Western Atlas of integration opportunities and synergies between the two companies, which the Baker Hughes Board believes may create additional value for stockholders and customers alike.

     - The incremental increase in the Exchange Ratio, the relative decreases in the stock prices of both companies as well as other companies in oilfield services businesses and the decrease in energy prices and the resulting changes to expected spending budgets of customers.

     - The agreement by Western Atlas to eliminate its right to terminate the Merger Agreement if the Baker Hughes Share Price is less than $35.00.

     - The opinion of Merrill Lynch described above, including Merrill Lynch's conclusion that the Exchange Ratio was fair, from a financial point of view, to Baker Hughes as of the date of the opinion. The Merrill Lynch opinion is based upon and subject to the factors and assumptions, qualifications and limitations set forth therein.

     In determining that the Merger was fair to, and in the best interests of, Baker Hughes' stockholders, the Baker Hughes Board considered the factors above as a whole and did not assign specific or relative weights to those factors. The Baker Hughes Board believes that the Merger is an opportunity for Baker Hughes' stockholders to participate in a combined enterprise that has significantly greater business and financial resources than Baker Hughes would have absent the Merger.

WESTERN ATLAS

     The Board of Directors of Western Atlas (the "Western Atlas Board") continues to believe that the combination of Western Atlas' businesses with those of Baker Hughes will give the combined company the ability to deliver a broader range of oilfield services and products, thereby becoming a stronger competitor and enabling it to remain competitive over the longer term. In addition, the Western Atlas Board continues to believe that the combination of Baker Hughes and Western Atlas will create an ability to combine the technologies of the two companies and provide an opportunity to develop products and services that neither company would be in a position to develop effectively on its own.

     In evaluating the Amendment and the calculation of the Exchange Ratio under the Merger Agreement (including the Amendment), the Western Atlas Board considered the Merger to be favorable to the Western Atlas stockholders, and in its deliberations considered, among other factors, the following:

     - The strategic rationale underlying the combination of Western Atlas and Baker Hughes remains unaffected, and the Western Atlas Board continues to believe the combination is in the best interests of Western Atlas and its stockholders.

     - As a result of the recent decline in the market price of Baker Hughes Common Stock, the market value of the consideration to be received in the Merger by stockholders of Western Atlas is likely to be significantly lower than that contemplated by the Western Atlas Board when the Original Merger Agreement was executed on May 10, 1998. Although the market price of Baker Hughes Common Stock has declined significantly since May 10, 1998, the Western Atlas Board recognized that this decline is approximately the same as the decrease in the market prices of other industry participants taken as a group. The Western Atlas Board believes recent downward pressure on energy prices has resulted in significant declines in the stock prices of companies within the oilfield services industry.

     - Historically, Western Atlas' businesses have tended to be more stable, as compared to Baker Hughes' businesses, in the face of declining activity in oil and gas exploration. Accordingly, Western Atlas' prospects in the near term are more favorable relative to those of Baker Hughes, whose businesses are more susceptible to a decline in drilling and exploration activity in the near term.

     - Managements of Baker Hughes and Western Atlas have made progress in preparing to integrate the two companies, confirming the belief of the Western Atlas Board that the combined company will be able to create additional value for its stockholders by taking advantage of synergies and, to a lesser extent, cost savings obtainable from the combination.

     - The Western Atlas Board considered that, as a result of the decline in Baker Hughes' stock price, Western Atlas would likely have had a right to terminate the Original Merger Agreement. The Western Atlas Board concluded that in addition to loss of the strategic benefits of the combination, which are discussed above, such a termination would likely result in a significant decline in the market price of Western Atlas Common Stock. The Western Atlas Board believes that the Exchange Ratio under the Merger Agreement (including the Amendment) will allow Western Atlas stockholders to realize a significant premium to such a lower market price.

     - Credit Suisse First Boston Corporation ("CSFB") rendered an opinion to the Western Atlas Board dated July 22, 1998 to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio contemplated by the Merger Agreement (including the Amendment) was fair to the holders of Western Atlas Common Stock from a financial point of view.

     - The Western Atlas Board believes, based on the substance and tenor of the negotiations with Baker Hughes and its representatives and advisors, that Baker Hughes would be unwilling to enter into an amendment to the Original Merger Agreement reflecting an Exchange Ratio more advantageous to the Western Atlas stockholders than that provided by the Amendment.

     In determining that the Merger was fair to, and in the best interests of, Western Atlas' stockholders, the Western Atlas Board considered the factors described above as a whole and did not assign specific relative weights to any of those factors.

     THE WESTERN ATLAS BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, TAKEN TOGETHER, ARE FAIR TO, AND IN THE BEST INTERESTS OF, WESTERN ATLAS' STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER, THE MERGER AGREEMENT, THE AMENDMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS THAT ALL WESTERN ATLAS STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

     CSFB has acted as financial advisor to Western Atlas in connection with the Merger. In connection with CSFB's engagement, Western Atlas requested that CSFB evaluate the fairness of the Exchange Ratio, from a financial point of view, to holders of Western Atlas Common Stock. On July 22, 1998, CSFB rendered to the Board of Directors of Western Atlas a written opinion dated July 22, 1998 to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio contemplated by the Merger Agreement (including the Amendment) was fair to the holders of Western Atlas Common Stock from a financial point of view. In connection with its opinion dated July 22, 1998, CSFB updated certain of the analyses performed in connection with its opinion dated May 10, 1998 as described under "The Merger -- Opinion of CFSB" in the Joint Proxy Statement/Prospectus and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.

     THE FULL TEXT OF CSFB'S WRITTEN OPINION DATED JULY 22, 1998 TO THE BOARD OF DIRECTORS OF WESTERN ATLAS, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX C TO THIS SUPPLEMENT AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF WESTERN ATLAS COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. CSFB'S OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS OF WESTERN ATLAS AND RELATES ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH

STOCKHOLDER SHOULD VOTE AT THE WESTERN ATLAS SPECIAL MEETING. THE SUMMARY OF THE OPINION OF CSFB SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

                           OTHER RECENT DEVELOPMENTS

RECENT FINANCIAL RESULTS FOR BAKER HUGHES

     On July 24, 1998, Baker Hughes announced results of operations for the quarter ended June 30, 1998. Baker Hughes reported revenues of $1,113.0 million, operating income of $141.6 million, income before income taxes of $122.0 million and net income of $81.8 million, or $.46 per share (diluted) or $.48 per share (basic). For the corresponding quarter of 1997, Baker Hughes had revenues of $917.2 million, operating income of $115.7 million, income before income taxes of $104.2 million and net income of $82.5 million, or $.54 per share (diluted) or $.56 per share (basic). Net income for the 1997 quarter includes an $11.4 million, or $.08 per share, positive impact from a settlement with the Internal Revenue Service.

RECENT FINANCIAL RESULTS FOR WESTERN ATLAS

     On July 22, 1998, Western Atlas announced its preliminary, unaudited second-quarter 1998 results. Western Atlas reported that revenue from continuing operations increased 31% to $547 million and operating profit from continuing operations was up 59% to $75 million in the second quarter of 1998 over the respective period in 1997. Acquisitions accounted for a 13% increase in revenue, and an 11% increase in operating profit over the prior year quarter. Diluted earnings per share from continuing operations increased 113% to $.64 per share in the second quarter of 1998, compared to $.30 per share for the second quarter of 1997. Both of Western Atlas' primary operating divisions had continued growth. Western Geophysical's operations resulted in a 31% increase in revenue and a 44% increase in operating profit. Western Atlas Logging Services revenue also increased 30%, while operating profit increased 52%.

REGULATORY DEVELOPMENTS

     As noted in "The Merger -- Regulatory Approvals" in the Joint Proxy Statement/Prospectus, the parties have notified foreign antitrust authorities of the Merger under the applicable laws of Canada, Germany, The Netherlands and Mexico. The applicable waiting periods required for those authorities to review the Merger prior to Closing have expired or been terminated in all these jurisdictions, although there can be no assurance that these or other authorities will not seek to challenge the Merger.

                           FORWARD LOOKING STATEMENTS

     The statements in this Supplement relating to matters that are not historical facts are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements concerning the future competitive position, tax treatments, strategic advantages, broader service offerings, synergies, revenue and revenue growth, financial position, results of operations and cash flows, general business and financing strategies, operating and industry trends, acquisitions or combination activities, and operations of Baker Hughes, Western Atlas or the combined company after the Merger in the future. When used in this Supplement, words such as "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "will," "could," "may," "predict" and similar expressions, as they relate to Baker Hughes, Western Atlas or the combined company after the Merger, identify forward-looking statements. Such forward-looking statements involve and are dependent upon certain risks and uncertainties, including, but not limited to, the following, which are beyond the control of Baker Hughes, Western Atlas and the combined company after the Merger: dependence upon energy industry spending, worldwide prices of and demand for oil and gas, the presence of competitors with greater financial and other resources, technological changes and developments, operating risks inherent in the oilfield services industry, regulatory uncertainties, worldwide political stability and economic conditions, operating risks associated with international activity, drilling activity, weather, the legislative environment in the United States and other countries, OPEC policy, conflict in the Middle East and other major petroleum-producing regions and the condition of the capital and equity markets. In addition, actual benefits resulting from combining Baker Hughes and Western Atlas may be less than those anticipated by the two companies as a result of unanticipated difficulties in integrating their operations or unforeseen changes in competitive and industry conditions. The actual results of future events described in the forward-looking statements contained herein could differ materially from those expressed or implied in such statements because of the risks and uncertainties described above, elsewhere herein, in the Joint Proxy Statement/Prospectus and in the reports and filings with the Securities and Exchange Commission of Baker Hughes, Western Atlas and the combined company after the Merger.

                  COMPARATIVE PER SHARE PRICES OF COMMON STOCK

    Baker Hughes Common Stock is traded on the NYSE, the Pacific Exchange and the Swiss Stock Exchange under the symbol "BHI." Western Atlas Common Stock is traded on the NYSE and the Pacific Exchange under the symbol "WAI." The following table sets forth the high and low sales prices of Baker Hughes Common Stock and Western Atlas Common Stock for the calendar quarters indicated, as reported in The Wall Street Journal's NYSE Composite Transactions Reports. The Western Atlas sales prices are adjusted to reflect the distribution on October 31, 1997 of all the shares of UNOVA, Inc. ("UNOVA"), Western Atlas' then wholly owned industrial automation systems subsidiary, as a dividend to the Western Atlas stockholders in a transaction structured as a tax-free spin-off (the "Spin-off"). Certain dividend information for Baker Hughes Common Stock is also provided below. No cash dividends were declared or paid on Western Atlas Common Stock during any of the periods presented.

                                                                      BAKER HUGHES
                                                                      COMMON STOCK                  WESTERN ATLAS
                                                            ---------------------------------           COMMON
                                                                                                        STOCK
                                                                                    DIVIDEND     --------------------
                                                                MARKET PRICE        DECLARED         MARKET PRICE
                                                            --------------------       PER       --------------------
                                                              HIGH        LOW         SHARE        HIGH        LOW
                                                              ----        ---       ---------      ----        ---
1996
First Quarter.............................................    $29 3/4     $22 3/4     $.115        $48 33/64   $39 1/32
Second Quarter............................................     34 1/4      28          .115         51 1/4      43 17/32
Third Quarter.............................................     35 5/8      28 7/8      .115         49 7/8      42 1/4
Fourth Quarter............................................     38 7/8      29 1/2      .115         57 7/32     48 33/64
1997
First Quarter.............................................    $41 1/4     $34 1/8     $.115        $58 63/64   $45 7/8
Second Quarter............................................     40 1/8      32 5/8      .115         57 45/64    45 3/32
Third Quarter.............................................     47 1/4      38 3/8      .115         71 51/64    56 43/64
Fourth Quarter............................................     49 5/8      39          .115         81 1/2      63 7/8
1998
First Quarter.............................................    $44 1/8     $34 7/8     $.115        $83 7/16    $58 9/16
Second Quarter............................................     44          33 1/8      .115         94          73 1/16
Third Quarter (through July 24)...........................     34 15/16    25 5/8      .115         87 5/32     68 5/8

    The following table sets forth the closing prices per share of Baker Hughes Common Stock and Western Atlas Common Stock on the NYSE on May 8, 1998 and July 22, 1998, the last closing prices preceding public announcement of the Original Merger Agreement and the Amendment, respectively, and on July 24, 1998 and certain information relating to the Exchange Ratio assuming that the effective time of the Merger had occurred on such dates:

                                                                                       WESTERN ATLAS
                            BAKER HUGHES    WESTERN ATLAS   BAKER HUGHES    EXCHANGE   EQUIVALENT PER
                            CLOSING PRICE   CLOSING PRICE    SHARE PRICE     RATIO      SHARE PRICE
                            -------------   -------------   -------------   --------   --------------
May 8, 1998..............        $41 1/8         $81 3/8      $41.0625        2.4          $98.70
July 22, 1998............         28 9/16         74 5/8       33.3594        2.7           77.12
July 24, 1998............         25 15/16        69 17/32     32.9406        2.7           70.03

    Each Baker Hughes Share Price indicated above is obtained by averaging the closing price of the Baker Hughes Common Stock on the NYSE during the 20 consecutive trading days ending on the fifth trading day prior to the date indicated (as the assumed Closing Date). Each Exchange Ratio indicated above is calculated in accordance with the definition of the Exchange Ratio contained in the Merger Agreement and is based on the indicated Baker Hughes Share Price. The Western Atlas equivalent per share price indicated above is the value of the shares of Baker Hughes Common Stock issuable in the Merger per share of Western Atlas Common Stock, obtained by multiplying the indicated Exchange Ratio by the closing price per share of Baker Hughes Common Stock on the date indicated. The examples of the calculations set forth above are illustrations only. The actual Baker Hughes Share Price and Exchange Ratio will be determined as set forth in the Merger Agreement based on the average closing price of the Baker Hughes Common Stock on the NYSE during the 20 consecutive trading days ending on the fifth trading day prior to the Closing Date. See "Introduction; The Amendment."

    Stockholders are advised to obtain current market quotations for Baker Hughes Common Stock and Western Atlas Common Stock. No assurance can be given as to the market price of Baker Hughes Common Stock or Western Atlas Common Stock at or, in the case of Baker Hughes Common Stock, after consummation of the Merger.

          SUMMARY PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)

     The following tables set forth certain unaudited pro forma combined financial information for Baker Hughes giving effect to the Merger accounted for as a pooling of interests. The information below may not be indicative of the results of operations and financial position that actually would have occurred if the Merger had been consummated or that will be obtained in the future. The summary pro forma financial data for the periods indicated were derived from the unaudited pro forma condensed combined financial statements and related notes appearing elsewhere in this Supplement. The fiscal year ends of Baker Hughes and Western Atlas are September 30 and December 31, respectively. In applying the pooling of interests method of accounting, the historical results of operations of Baker Hughes and Western Atlas for fiscal years prior to the Merger will be combined. As such, the unaudited pro forma information for the six months ended March 31, 1998 includes such combined information for Baker Hughes and Western Atlas for such period, while the unaudited pro forma information for each of the three years in the period ended September 30, 1997 includes such combined information of Baker Hughes for its September 30 fiscal year ends and Western Atlas for its December 31 fiscal year ends. Consequently, the results of operations for Western Atlas for the three months ended December 31, 1997 are included in both the unaudited pro forma condensed combined statement of operations for the six months ended March 31, 1998 and the unaudited pro forma condensed combined statement of operations for the year ended September 30, 1997. Western Atlas had revenues, income from continuing operations and diluted income from continuing operations per share for the three months ended December 31, 1997 of $439.5 million, $31.8 million and $0.57, respectively.

                                                                         YEAR ENDED SEPTEMBER 30,
                                                   SIX MONTHS ENDED   ------------------------------
                                                    MARCH 31, 1998      1997       1996       1995
                                                   ----------------   --------   --------   --------
                                                        (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Operations:
  Revenues........................................     $3,221.0       $5,343.6   $4,445.8   $3,920.4
  Operating income................................        406.0          460.5      454.1      390.8
  Income from continuing operations before income
     taxes and accounting changes.................        353.3          364.3      415.4      308.3
  Income from continuing operations before
     accounting changes...........................        224.1          200.9      246.3      181.4
Per share of common stock at Exchange Ratio of
  2.4(1):
  Income from continuing operations before
     accounting changes -- basic..................     $    .75       $    .71   $    .91   $    .58
  Income from continuing operations before
     accounting changes -- diluted................          .73            .70        .90        .58
Per share of common stock at Exchange Ratio of
  2.7(1):
  Income from continuing operations before
     accounting changes -- basic..................     $    .71       $    .67   $    .86   $    .56
  Income from continuing operations before
     accounting changes -- diluted................          .69            .66        .85        .54

                                                    MARCH 31, 1998
                                                   ----------------
                                                    (IN MILLIONS)
Financial position:
  Cash and cash equivalents.......................     $   25.8
  Working capital.................................      1,522.8
  Total assets....................................      7,528.3
  Long-term debt..................................      1,663.1
  Stockholders' equity............................      3,616.1

---------------

(1) The Exchange Ratio will be 2.4 if the Baker Hughes Share Price is less than or equal to $42.75 and greater than or equal to $38.25. If the Baker Hughes Share Price is less than $38.25 and greater than or equal to $34.00, the Exchange Ratio adjusts to maintain the value (based on the Baker Hughes Share Price) of the Baker Hughes Common Stock issued for each share of Western Atlas Common Stock at $91.80. If the Baker Hughes Share Price is below $34.00, the Exchange Ratio is fixed at 2.7. The pro forma information is presented both on the basis of an Exchange Ratio of 2.4 and an Exchange Ratio of 2.7, illustrating the difference in the pro forma per share amounts as the Exchange Ratio varies.

                           COMPARATIVE PER SHARE DATA

     The following tables present comparative per share information for Baker Hughes and Western Atlas on a historical basis, for Baker Hughes on a pro forma basis and for Western Atlas on an equivalent pro forma basis assuming that the Merger had been consummated and accounted for as a pooling of interests. The tables should be read in conjunction with the consolidated financial statements of Baker Hughes and Western Atlas incorporated by reference in the Joint Proxy Statement/Prospectus.

                                                                            YEAR ENDED SEPTEMBER 30,
                                                         SIX MONTHS ENDED   ------------------------
                                                          MARCH 31, 1998     1997     1996     1995
                                                         ----------------   ------   ------   ------
BAKER HUGHES -- HISTORICAL
Book value per common share at end of period...........      $15.86         $15.40   $11.69   $10.64
Cash dividends per common share........................         .23            .46      .46      .46
Income from continuing operations before accounting
  changes per common share:
     Basic.............................................         .94            .71     1.23      .67
     Diluted...........................................         .91            .71     1.21      .67
BAKER HUGHES -- PRO FORMA AT EXCHANGE RATIO OF 2.4(1)
Book value per common share at end of period...........      $12.01         $11.63   $11.68   $10.64
Cash dividends per common share........................         .23            .46      .46      .46
Income from continuing operations before accounting
  changes per common share:
     Basic.............................................         .75            .71      .91      .58
     Diluted...........................................         .73            .70      .90      .58
BAKER HUGHES -- PRO FORMA AT EXCHANGE RATIO OF 2.7(1)
Book value per common share at end of period...........      $11.38         $11.03   $11.03   $10.04
Cash dividends per common share........................         .23            .46      .46      .46
Income from continuing operations before accounting
  changes per common share:
     Basic.............................................         .71            .67      .86      .56
     Diluted...........................................         .69            .66      .85      .54

                                                                            YEAR ENDED SEPTEMBER 30,
                                                         SIX MONTHS ENDED   ------------------------
                                                          MARCH 31, 1998     1997     1996     1995
                                                         ----------------   ------   ------   ------
WESTERN ATLAS -- EQUIVALENT PRO FORMA AT EXCHANGE RATIO
  OF 2.4(1)(2)
Book value per common share at end of period...........      $28.82         $27.91   $28.03   $25.54
Cash dividends per common share........................         .55           1.10     1.10     1.10
Income from continuing operations before accounting
  changes per common share(3):
     Basic.............................................        1.80           1.70     2.18     1.39
     Diluted...........................................        1.75           1.68     2.16     1.39
WESTERN ATLAS -- EQUIVALENT PRO FORMA AT EXCHANGE RATIO
  OF 2.7(1)(2)
Book value per common share at end of period...........      $30.73         $29.78   $29.78   $27.11
Cash dividends per common share........................         .62           1.24     1.24     1.24
Income from continuing operations before accounting
  changes per common share(3):
     Basic.............................................        1.92           1.81     2.32     1.51
     Diluted...........................................        1.86           1.78     2.30     1.46

                                                                            YEAR ENDED DECEMBER 31,
                                                         SIX MONTHS ENDED   ------------------------
                                                          MARCH 31, 1998     1997     1996     1995
                                                         ----------------   ------   ------   ------
WESTERN ATLAS -- HISTORICAL
Book value per common share at end of period...........       $16.87        $16.25   $27.98   $25.49
Cash dividends per common share........................           --            --       --       --
Income from continuing operations per common share(3):
     Basic.............................................         1.19          1.69     1.31     1.16
     Diluted...........................................         1.17          1.65     1.29     1.14

---------------

(1) See note (1) on page 6.

(2) The Western Atlas equivalent pro forma per share amounts were calculated by multiplying the Baker Hughes pro forma per share amounts by an assumed Exchange Ratio of 2.4 or 2.7, as applicable.

(3) On October 31, 1997, the shares of common stock of UNOVA were distributed to Western Atlas stockholders in connection with the Spin-off. UNOVA's operations through October 31, 1997 are reported in Western Atlas' consolidated financial statements as discontinued operations. Corporate general and administrative costs of Western Atlas were not allocated to UNOVA for any of the periods presented. Spin-off charges of $8.4 million were charged to continuing operations during the second quarter of 1997.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following tables set forth certain unaudited pro forma condensed combined financial information for Baker Hughes giving effect to the Merger accounted for as a pooling of interests. The information presented is derived from, should be read in conjunction with, and is qualified in its entirety by reference to, the separate historical financial statements and the notes thereto of Baker Hughes and Western Atlas incorporated in the Joint Proxy Statement/Prospectus by reference.

     The unaudited pro forma condensed combined balance sheet was prepared using the historical balance sheets of Baker Hughes and Western Atlas as of March 31, 1998. The fiscal year ends of Baker Hughes and Western Atlas are September 30 and December 31, respectively. The unaudited pro forma condensed combined statements of operations for each of the three years in the period ended September 30, 1997 were prepared using the historical statements of operations of Baker Hughes for the years ended September 30, 1997, 1996 and 1995 and of Western Atlas for the years ended December 31, 1997, 1996 and 1995. The unaudited pro forma condensed combined statement of operations for the six months ended March 31, 1998 was prepared using the historical statements of operations of Baker Hughes and Western Atlas for such period. As such, the results of operations for Western Atlas for the three months ended December 31, 1997 are included in both the unaudited pro forma condensed combined statement of operations for the six months ended March 31, 1998 and the unaudited pro forma condensed combined statement of operations for the year ended September 30, 1997. Western Atlas had revenues, income from continuing operations and diluted income from continuing operations per share for the three months ended December 31, 1997 of $439.5 million, $31.8 million and $0.57, respectively.

     The unaudited pro forma condensed combined financial information was included for comparative purposes only and does not purport to be indicative of the results of operations or financial position that actually would have been obtained if the Merger had been effected at the dates indicated or of the financial position or results of operations that may be obtained in the future. See "Incorporation of Certain Documents by Reference," "Summary -- Baker Hughes Selected Historical Financial Information" and "-- Western Atlas Selected Historical Financial Information" in the Joint Proxy Statement/Prospectus and "Summary Pro Forma Combined Financial Information (Unaudited)," "Comparative Per Share Data" and "Other Recent Developments" in this Supplement.

                           BAKER HUGHES INCORPORATED

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1998
                                 (IN MILLIONS)

                                                      HISTORICAL                PRO FORMA
                                                  -------------------   -------------------------
                                                   BAKER     WESTERN
                                                   HUGHES     ATLAS     ADJUSTMENTS      COMBINED
                                                  --------   --------   -----------      --------
Current assets:
  Cash and cash equivalents.....................  $    9.3   $   16.5                    $   25.8
  Accounts receivable, net......................   1,105.7      450.0                     1,555.7
  Inventories...................................   1,197.2       39.4                     1,236.6
  Other current assets..........................     141.6       83.5                       225.1
                                                  --------   --------                    --------
          Total current assets..................   2,453.8      589.4                     3,043.2
  Property, net.................................   1,129.6      967.7                     2,097.3
  Multiclient seismic data and other assets.....     312.5      510.1                       822.6
  Goodwill and intangible assets................   1,237.7      327.5                     1,565.2
                                                  --------   --------                    --------
          Total Assets..........................  $5,133.6   $2,394.7                    $7,528.3
                                                  ========   ========                    ========
Current liabilities:
  Notes payable and current portion of long-term
     debt.......................................  $  219.9   $   49.8                    $  269.7
  Accounts payable and accrued liabilities......     664.4      330.9                       995.3
  Payroll and related expenses..................     183.3       72.1                       255.4
                                                  --------   --------                    --------
          Total current liabilities.............   1,067.6      452.8                     1,520.4
                                                  --------   --------                    --------
  Long-term debt................................     961.8      701.3                     1,663.1
                                                  --------   --------                    --------
  Deferred income taxes.........................     249.0                $  3.0(A)         252.0
                                                  --------                               --------
  Deferred revenue and other long-term
     liabilities................................     163.5      316.2       (3.0)(A)        476.7
                                                  --------   --------                    --------
Stockholders' equity:
  Common stock..................................     169.7       54.8       93.2(B)         317.7(B)
  Capital in excess of par value................   2,246.3      689.0      (93.2)(B)      2,842.1(B)
  Retained earnings.............................     403.4      184.1                       587.5
  Foreign currency translation adjustment.......    (159.7)                                (159.7)
  Unrealized gain on securities available for
     sale.......................................      32.0                                   32.0
  Pension liability adjustments.................                 (3.5)                       (3.5)
                                                  --------   --------                    --------
          Total Stockholders' Equity............   2,691.7      924.4                     3,616.1
                                                  --------   --------                    --------
          Total Liabilities and Stockholders'
            Equity..............................  $5,133.6   $2,394.7                    $7,528.3
                                                  ========   ========                    ========

    (The accompanying notes are an integral part of the Unaudited Pro Forma
                   Condensed Combined Financial Statements.)

                           BAKER HUGHES INCORPORATED

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED MARCH 31, 1998
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                     HISTORICAL                 PRO FORMA
                                                --------------------    --------------------------
                                                 BAKER       WESTERN
                                                 HUGHES       ATLAS     ADJUSTMENTS       COMBINED
                                                --------     -------    -----------       --------
Revenues:
  Sales.......................................  $1,565.4                                  $1,565.4
  Services and rentals........................     725.4     $930.2                        1,655.6
                                                --------     ------                       --------
          Total...............................   2,290.8      930.2                        3,221.0
                                                --------     ------                       --------
Costs and Expenses:
  Cost of sales...............................     969.5                                     969.5
  Cost of services and rentals................     406.5      555.1       $205.5(A)(B)     1,167.1
  Research and technology.....................                 28.3        (28.3)(A)
  Selling, general and administrative.........     616.0       34.6           .8(B)          651.4
  Amortization of goodwill and other
     intangibles..............................      20.6                     6.4(B)           27.0
  Depreciation, depletion and amortization....                184.4       (184.4)(B)
                                                --------     ------                       --------
          Total...............................   2,012.6      802.4                        2,815.0
                                                --------     ------                       --------
Operating income..............................     278.2      127.8                          406.0
Interest income...............................       1.8        1.0                            2.8
Interest expense..............................     (32.1)     (23.4)                         (55.5)
                                                --------     ------                       --------
Income from continuing operations before
  income taxes................................     247.9      105.4                          353.3
Income taxes..................................     (89.2)     (40.0)                        (129.2)
                                                --------     ------                       --------
Income from continuing operations.............  $  158.7     $ 65.4                       $  224.1
                                                ========     ======                       ========
At Exchange Ratio of 2.4:
  Income from continuing operations per share:
     Basic....................................  $    .94                                  $    .75
     Diluted..................................       .91                                       .73
  Shares used in computing per share amounts:
     Basic....................................     169.4                   130.5             299.9
     Diluted..................................     178.0                   134.3             312.3
At Exchange Ratio of 2.7:
  Income from continuing operations per share:
     Basic....................................  $    .94                                  $    .71
     Diluted..................................       .91                                       .69
  Shares used in computing per share amounts:
     Basic....................................     169.4                   146.8             316.2
     Diluted..................................     178.0                   151.0             329.0

    (The accompanying notes are an integral part of the Unaudited Pro Forma
                   Condensed Combined Financial Statements.)

                           BAKER HUGHES INCORPORATED

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FISCAL YEAR ENDED SEPTEMBER 30, 1997
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                    HISTORICAL                 PRO FORMA
                                                -------------------   ----------------------------
                                                 BAKER     WESTERN
                                                 HUGHES     ATLAS     ADJUSTMENTS         COMBINED
                                                --------   --------   -----------         --------
Revenues:
  Sales.......................................  $2,466.7                                  $2,466.7
  Services and rentals........................   1,218.7   $1,658.2                        2,876.9
                                                --------   --------                       --------
          Total...............................   3,685.4    1,658.2                        5,343.6
                                                --------   --------                       --------
Costs and Expenses:
  Cost of sales...............................   1,573.3                                   1,573.3
  Cost of services and rentals................     682.9      962.7     $ 412.7(A)(B)      2,058.3
  Research and technology.....................                 59.2       (59.2)(A)
  Selling, general and administrative.........     966.9       66.8         2.4(B)         1,036.1
  Amortization of goodwill and other
     intangibles..............................      32.3                   13.0(B)            45.3
  Depreciation, depletion and amortization....                368.9      (368.9)(B)
  Unusual charge..............................      52.1                                      52.1
  Acquired in-process research and
     development..............................     118.0                                     118.0
                                                --------   --------                       --------
          Total...............................   3,425.5    1,457.6                        4,883.1
                                                --------   --------                       --------
Operating income..............................     259.9      200.6                          460.5
Interest income...............................       1.8        1.8                            3.6
Interest expense..............................     (48.6)     (42.8)                         (91.4)
Spin-off related costs........................                 (8.4)                          (8.4)
                                                --------   --------                       --------
Income from continuing operations before
  income taxes and accounting change..........     213.1      151.2                          364.3
Income taxes..................................    (104.0)     (59.4)                        (163.4)
                                                --------   --------                       --------
Income from continuing operations before
  accounting change...........................  $  109.1   $   91.8                       $  200.9
                                                ========   ========                       ========
At Exchange Ratio of 2.4:
  Income from continuing operations before
     accounting change per share:
     Basic....................................  $    .71                                  $    .71
     Diluted..................................       .71                                       .70
  Shares used in computing per share amounts:
     Basic....................................     153.1                  130.3              283.4
     Diluted..................................     154.7                  133.4              288.1
At Exchange Ratio of 2.7:
  Income from continuing operations before
     accounting change per share:
     Basic....................................  $    .71                                  $    .67
     Diluted..................................       .71                                       .66
  Shares used in computing per share amounts:
     Basic....................................     153.1                  146.6              299.7
     Diluted..................................     154.7                  150.1              304.8

    (The accompanying notes are an integral part of the Unaudited Pro Forma
                   Condensed Combined Financial Statements.)

                           BAKER HUGHES INCORPORATED

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FISCAL YEAR ENDED SEPTEMBER 30, 1996
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                    HISTORICAL                 PRO FORMA
                                                -------------------   ----------------------------
                                                 BAKER     WESTERN
                                                 HUGHES     ATLAS     ADJUSTMENTS         COMBINED
                                                --------   --------   -----------         --------
Revenues:
  Sales.......................................  $2,046.8                                  $2,046.8
  Services and rentals........................     980.9   $1,418.1                        2,399.0
                                                --------   --------                       --------
          Total...............................   3,027.7    1,418.1                        4,445.8
                                                --------   --------                       --------
Costs and Expenses:
  Cost of sales...............................   1,278.1                                   1,278.1
  Cost of services and rentals................     559.5      834.7     $ 350.5(A)(B)      1,744.7
  Research and technology.....................                 54.8       (54.8)(A)
  Selling, general and administrative.........     814.2       72.0         3.0(B)           889.2
  Amortization of goodwill and other
     intangibles..............................      29.6                   10.5(B)            40.1
  Depreciation, depletion and amortization....                309.2      (309.2)(B)
  Unusual charge..............................      39.6                                      39.6
                                                --------   --------                       --------
          Total...............................   2,721.0    1,270.7                        3,991.7
                                                --------   --------                       --------
Operating income..............................     306.7      147.4                          454.1
Interest income...............................       3.4        1.5                            4.9
Interest expense..............................     (55.5)     (32.4)                         (87.9)
Gain on Varco Stock...........................      44.3                                      44.3
                                                --------   --------                       --------
Income from continuing operations before
  income taxes................................     298.9      116.5                          415.4
Income taxes..................................    (122.5)     (46.6)                        (169.1)
                                                --------   --------                       --------
Income from continuing operations.............  $  176.4   $   69.9                       $  246.3
                                                ========   ========                       ========
At Exchange Ratio of 2.4:
  Income from continuing operations per share:
     Basic....................................  $   1.23                                  $    .91
     Diluted..................................      1.21                                       .90
  Shares used in computing per share amounts:
     Basic....................................     143.3                  128.4              271.7
     Diluted..................................     151.3                  130.3              281.6
At Exchange Ratio of 2.7:
  Income from continuing operations per share:
     Basic....................................  $   1.23                                  $    .86
     Diluted..................................      1.21                                       .85
  Shares used in computing per share amounts:
     Basic....................................     143.3                  144.5              287.8
     Diluted..................................     151.3                  146.6              297.9

    (The accompanying notes are an integral part of the Unaudited Pro Forma
                   Condensed Combined Financial Statements.)

                           BAKER HUGHES INCORPORATED

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FISCAL YEAR ENDED SEPTEMBER 30, 1995
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                   HISTORICAL                 PRO FORMA
                                               -------------------   ----------------------------
                                                BAKER     WESTERN
                                                HUGHES     ATLAS     ADJUSTMENTS         COMBINED
                                               --------   --------   -----------         --------
Revenues:
  Sales......................................  $1,805.1                                  $1,805.1
  Services and rentals.......................     832.4   $1,282.9                        2,115.3
                                               --------   --------                       --------
          Total..............................   2,637.5    1,282.9                        3,920.4
                                               --------   --------                       --------
Costs and Expenses:
  Cost of sales..............................   1,133.6                                   1,133.6
  Cost of services and rentals...............     475.1      742.9     $ 320.8(A)(B)      1,538.8
  Research and technology....................                 59.8       (59.8)(A)
  Selling, general and administrative........     743.0       71.7         3.5(B)           818.2
  Amortization of goodwill and other
     intangibles.............................      29.9                    9.1(B)            39.0
  Depreciation, depletion and amortization...                273.6      (273.6)(B)
                                               --------   --------                       --------
          Total..............................   2,381.6    1,148.0                        3,529.6
                                               --------   --------                       --------
Operating income.............................     255.9      134.9                          390.8
Interest income..............................       4.8        1.8                            6.6
Interest expense.............................     (55.6)     (33.5)                         (89.1)
                                               --------   --------                       --------
Income from continuing operations before
  income taxes and accounting change.........     205.1      103.2                          308.3
Income taxes.................................     (85.1)     (41.8)                        (126.9)
                                               --------   --------                       --------
Income from continuing operations before
  accounting change..........................  $  120.0   $   61.4                       $  181.4
                                               ========   ========                       ========
At Exchange Ratio of 2.4:
  Income from continuing operations before
     accounting change per share:
     Basic...................................  $    .67                                  $    .58
     Diluted.................................       .67                                       .58
  Shares used in computing per share amounts:
     Basic...................................     141.2                  127.4              268.6
     Diluted.................................     141.4                  129.1              270.5
At Exchange Ratio of 2.7:
  Income from continuing operations before
     accounting change per share:
     Basic...................................  $    .67                                  $    .55
     Diluted.................................       .67                                       .54
  Shares used in computing per share amounts:
     Basic...................................     141.2                  143.4              284.6
     Diluted.................................     141.4                  145.3              286.7

    (The accompanying notes are an integral part of the Unaudited Pro Forma
                   Condensed Combined Financial Statements.)

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

     The Unaudited Pro Forma Condensed Combined Financial Statements were prepared for comparative purposes only and do not purport to indicate what would have occurred had Baker Hughes and Western Atlas been merged at the beginning of the periods presented, or what results may be in the future.

     The Exchange Ratio will be 2.4 if the Baker Hughes Share Price is less than or equal to $42.75 and greater than or equal to $38.25. If the Baker Hughes Share Price is less than $38.25 and greater than or equal to $34.00, the Exchange Ratio adjusts to maintain the value (based on the Baker Hughes Share Price) of the Baker Hughes Common Stock issued for each share of Western Atlas Common Stock at $91.80. If the Baker Hughes Share Price is below $34.00, the Exchange Ratio is fixed at 2.7. If the Closing Date had occurred on July 24, 1998, the Baker Hughes Share Price would have been $32.94 and the Exchange Ratio accordingly would have been 2.7. The Unaudited Pro Forma Condensed Combined Statements of Operations are presented both on the basis of an Exchange Ratio of
2.4 and an Exchange Ratio of 2.7, illustrating the difference in the pro forma per share amounts as the Exchange Ratio varies. The only impact of the difference in Exchange Ratio on the Unaudited Pro Forma Condensed Balance Sheet is noted in note (B) thereto.

     The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the conversion of each outstanding share of Western Atlas Common Stock into 2.7 shares of Baker Hughes Common Stock (2.4 shares of Baker Hughes Common Stock as described in note (B) below) at the date and for the periods presented and reflects the following reclassifications to give pro forma effect to the Merger:

     (A) To reclassify deferred income taxes from deferred revenue and other long-term liabilities.

     (B) To reflect the assumed issuance of 148.0 million shares of Baker Hughes Common Stock at an Exchange Ratio of 2.7. At an Exchange Ratio of 2.4,
         131.5 million shares of Baker Hughes Common Stock would be issued, resulting in pro forma combined common stock of $301.2 million and pro forma combined capital in excess of par value of $2,858.6 million.

     The Unaudited Pro Forma Condensed Combined Statements of Operations were prepared to reflect the following reclassifications to give pro forma effect to the Merger:

     (A) To reclassify research and technology expense to cost of services and rentals.

     (B) To reclassify depreciation, depletion and amortization to the Baker Hughes presentation.

     In computing Baker Hughes and pro forma combined diluted per share amounts, the following after tax interest expense amounts related to the Baker Hughes Liquid Yield Option Notes ("LYONS") are added to income: 1998 -- $3.4 million and 1996 -- $6.0 million. (The LYONS are anti-dilutive in 1997 and 1995). Additionally, preferred stock dividends (including the effect of preferred stock repurchase) of $25.6 million are deducted in 1995 in computing Baker Hughes and pro forma combined per share amounts available to common stockholders.

     It is anticipated that nonrecurring charges in the amount of approximately $85 million will be expensed in connection with the Merger. Such expenses are not reflected in the Unaudited Pro Forma Condensed Combined Statements of Operations.

                                                                      APPENDIX A

                                  AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT (the "Amendment") dated as of July 22, 1998 is among Baker Hughes Incorporated, a Delaware corporation ("Parent"), Baker Hughes Delaware I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), and Western Atlas Inc., a Delaware corporation (the "Company").

                                    RECITALS

     WHEREAS, Parent, Merger Sub and the Company are parties to an Agreement and Plan of Merger dated as of May 10, 1998 (the "Merger Agreement"); and

     WHEREAS, Parent, Merger Sub and the Company wish to amend the Merger Agreement pursuant to Section 10.5 thereto, and the respective Boards of Directors of Parent, Merger Sub and the Company have approved and adopted this Amendment;

     NOW, THEREFORE, the parties agree to amend the Merger Agreement as follows:

     Section 1. Amendment of the Merger Agreement.

     (a) The proviso at the end of Section 4.1(c) of the Merger Agreement is amended and restated in its entirety to read as follows:

     (iv) if the Parent Share Price is greater than or equal to $34.00 but less than $38.25, that fraction, rounded to the nearest thousandth, or if there shall not be a nearest thousandth, to the next higher thousandth, equal to the quotient obtained by dividing $91.80 by the Parent Share Price; and (v) if the Parent Share Price is less than $34.00, 2.7.

     (b) Section 9.3(d) of the Merger Agreement is deleted.

     Section 2. Miscellaneous.

     (a) Except as expressly set forth herein, all the provisions of the Merger Agreement are hereby ratified and confirmed by the parties and shall remain in full force and effect. All references in the Merger Agreement to "this Agreement" shall be read as references to the Merger Agreement, as amended by this Amendment, but references to the date of the Agreement shall remain references to May 10, 1998.

     (b) This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regarding to its rules of conflict of laws.

     (c) This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     (d) Headings of the Sections of this Amendment are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

     IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

                                            BAKER HUGHES INCORPORATED

                                            By:      /s/ MAX L. LUKENS

                                              ----------------------------------
                                                Name: Max L. Lukens
                                                Title:  Chairman of the Board,
                                                  President and CEO

                                            BAKER HUGHES DELAWARE I, INC.

                                            By: /s/ LAWRENCE O'DONNELL, III

                                              ----------------------------------
                                                Name: Lawrence O'Donnell, III
                                                Title:  Vice President

                                            WESTERN ATLAS INC.

                                            By:    /s/ WILLIAM H. FLORES
                                              ----------------------------------
                                                Name: William H. Flores
                                                Title:  Senior Vice President

                                                                      APPENDIX B

                                                         Investment Banking

                                                         Corporate and
                                                         Institutional
                                                         Client Group

                                                         One Houston Center
                                                         1221 McKinney
                                                         Suite 2700
                                                         Houston, Texas 77010
                                                         713 759 2500
Merrill Lynch Logo                                       FAX 713 759 2580

                                                                   July 22, 1998

Board of Directors
Baker Hughes Incorporated
3900 Essex Lane, Suite 1200
Houston, Texas 77027

Members of the Board of Directors:

     Western Atlas Inc. (the "Company"), Baker Hughes Incorporated ("Baker Hughes") and Baker Hughes Delaware I, Inc., a wholly-owned subsidiary of Baker Hughes (the "Acquisition Sub"), propose to amend that certain Agreement and Plan of Merger (the "Agreement") dated as of May 10, 1998 pursuant to which the Company will be merged with the Acquisition Sub (the "Merger"). As proposed to be amended, we understand that each outstanding share of the Company's common stock, par value $1.00 per share (the "Company Shares"), will be converted into the right to receive 2.400 shares, subject to adjustment as described below (as adjusted, the "Exchange Ratio"), of the common stock of Baker Hughes, par value $1.00 per share (the "Baker Hughes Shares"), if the average closing price for Baker Hughes Shares for the twenty trading days ending five days before closing (the "Value of Baker Hughes Shares") is between $38.25 and $42.75. The Exchange Ratio is subject to adjustment as follows: (i) if the Value of Baker Hughes Shares is below $34.00, the Exchange Ratio will be 2.700, (ii) if the Value of Baker Hughes Shares is between $34.00 and $38.25, the Exchange Ratio will be adjusted to provide that each Company Share will be converted into the right to receive a number of Baker Hughes Shares having a value equal to $91.80, based on the Value of Baker Hughes Shares; (iii) if the Value of Baker Hughes Shares is between $42.75 and $44.75, the Exchange Ratio will be adjusted to provide that each Company Share will be converted into the right to receive a number of Baker Hughes Shares having a value equal to $102.60, based on the Value of Baker Hughes Shares; and (iv) if the Value of Baker Hughes Shares is above $44.75, the Exchange Ratio will be 2.293.

     You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to Baker Hughes.

     In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed certain publicly available business and financial information relating to the Company and Baker Hughes that we deemed to be relevant;

          (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and Baker Hughes, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies") furnished to us by Baker Hughes.

          (3) Conducted discussions with members of senior management and representatives of the Company and Baker Hughes concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

          (4) Reviewed the market prices and valuation multiples for the Company Shares and Baker Hughes Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (5) Reviewed the results of operations of the Company and Baker Hughes and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

          (7) Participated in certain discussions and negotiations among representatives of the Company and Baker Hughes and their respective financial and legal advisors;

          (8) Reviewed the potential pro forma impacts of the Merger on Baker Hughes;

          (9) Reviewed the Agreement and discussed the terms of its proposed amendment with representatives of Baker Hughes and its legal advisors; and

          (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities, whether contingent or otherwise, of the Company or Baker Hughes or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company or Baker Hughes. With respect to the financial forecast information and the Expected Synergies, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the Company's or Baker Hughes' management as to the expected future financial performance of the Company or Baker Hughes, as the case may be, and the Expected Synergies (including the estimates of timing and expense associated therewith), and we have relied upon the foregoing in preparing our opinion. We have further assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the amendment to the Agreement will be substantially similar to the description thereof provided to us by representatives of Baker Hughes and its legal advisors.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

     We are acting as financial advisor to Baker Hughes in connection with the Merger and will receive a fee from Baker Hughes for our services, the payment of which is contingent upon the consummation of the Merger. In addition, Baker Hughes has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to Baker Hughes and/or its affiliates and may continue to do so and have received, and may receive, fees for rendering such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares, Baker Hughes Shares and other securities of Baker Hughes, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of Baker Hughes. Our opinion does not address the merits of the underlying decision by Baker Hughes to engage in the Merger or to undertake the amendment of the Agreement, and does not constitute a recommendation to any stockholder of the Company or Baker Hughes as to how such stockholder should vote on the proposed Merger.

     We are not expressing any opinion herein as to the prices at which Baker Hughes Shares will trade following the announcement of the Amendment or the consummation of the Merger.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to Baker Hughes.

                                            Very truly yours,

                                            MERRILL LYNCH, PIERCE, FENNER &
                                              SMITH INCORPORATED

                                                                      APPENDIX C

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

July 22, 1998

Board of Directors
Western Atlas Inc.
10205 Westheimer Road
Houston, Texas 77042

Members of the Board:

You have asked us to advise you with respect to the fairness to the holders of the common stock of Western Atlas Inc. ("Western Atlas") from a financial point of view of the consideration to be received by such holders pursuant to the terms of the Agreement and Plan of Merger, dated as of May 10, 1998, as amended as of July 22, 1998 (the "Merger Agreement"), by and among Baker Hughes Incorporated ("Baker Hughes"), Baker Hughes Delaware I, Inc., a wholly owned subsidiary of Baker Hughes ("Merger Sub"), and Western Atlas. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Western Atlas (the "Merger") pursuant to which each outstanding share of the common stock, par value $1.00 per share, of Western Atlas (the "Western Atlas Common Stock") will be converted into the right to receive (i) 2.40 shares of the common stock, par value $1.00 per share, of Baker Hughes (the "Baker Hughes Common Stock"), if the average of the per share closing prices of Baker Hughes Common Stock for the 20 consecutive trading days ending on the fifth trading day prior to the closing date for the Merger (the "Baker Hughes Share Price") is greater than or equal to $38.25 but less than or equal to $42.75,
(ii) that number of shares of Baker Hughes Common Stock equal to the quotient obtained by dividing $102.60 by the Baker Hughes Share Price, if the Baker Hughes Share Price is greater than $42.75 but less than or equal to $44.75,
(iii) 2.293 shares of Baker Hughes Common Stock, if the Baker Hughes Share Price is greater than $44.75, (iv) that number of shares of Baker Hughes Common Stock equal to the quotient obtained by dividing $91.80 by the Baker Hughes Share Price, if the Baker Hughes Share Price is greater than or equal to $34.00 but less than $38.25, and (v) 2.7 shares of Baker Hughes Common Stock, if the Baker Hughes Share Price is less than $34.00 (the number of shares of Baker Hughes Common Stock into which shares of Western Atlas Common Stock will be so exchanged in the Merger, the "Exchange Ratio").

In arriving at our opinion, we have reviewed the Merger Agreement and certain publicly available business and financial information relating to Western Atlas and Baker Hughes. We have also reviewed certain other information relating to Western Atlas and Baker Hughes, including financial forecasts, provided to or discussed with us by Western Atlas and Baker Hughes, and have met with the managements of Western Atlas and Baker Hughes to discuss the businesses and prospects of Western Atlas and Baker Hughes.

We have also considered certain financial and stock market data of Western Atlas and Baker Hughes, and we have compared those data with similar data for other publicly held companies in businesses similar to Western Atlas and Baker Hughes, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Western Atlas and Baker Hughes as to the future financial performance of Western Atlas and Baker Hughes and the potential synergies and strategic benefits (including the amount, timing and achievability thereof) anticipated to result from the Merger. We also have assumed, with your consent, that the Merger will be treated as a pooling of

Board of Directors
Western Atlas Inc.
July 22, 1998
Page 2

interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Western Atlas and Baker Hughes, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. We are not expressing any opinion as to the actual value of the Baker Hughes Common Stock when issued pursuant to the Merger or the prices at which the Baker Hughes Common Stock will trade subsequent to the Merger. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in acquiring all or any part of Western Atlas.

We have acted as financial advisor to Western Atlas in connection with the Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We have in the past provided financial services to Western Atlas and Baker Hughes and are currently providing financial services to Western Atlas unrelated to the proposed Merger, for which services we have received and will receive compensation. In the ordinary course of its business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of both Western Atlas and Baker Hughes for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

It is understood that this letter is for the information of the Board of Directors of Western Atlas in connection with its evaluation of the Merger, does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger, and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of Western Atlas Common Stock from a financial point of view.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

                                       C-2